UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2006

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

Britannia House, 960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 31, 2006, Xfone, Inc. (the “Registrant”) and Excellence Nessuah Stock Exchange Services Ltd. (the “Market Maker”) entered into an Agreement for Market Making in Securities (the “Agreement”). A copy of the Agreement is attached hereto as Exhibit 10.89 and incorporated herein by reference.

Pursuant to the Agreement, the Market Maker has been engaged to provide its services to the Registrant for a one year period in connection with the trading of the Registrant’s common stock on the Tel Aviv Stock Exchange. In consideration for the activity of the Market Maker as detailed in the Agreement the Registrant shall pay the Market Maker a monthly fee payable in New Israeli Shekel, of a sum equal to US$1,500 plus all legally applicable value added tax.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Registrant’s securities.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

10.78	Form of Indemnification Agreement between the Company and its Directors and Officers.
10.79	Agreement to Purchase Promissory Note dated October 31, 2005, with Randall Wade James Tricou.
10.80	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Tricou Construction.
10.81	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Bon Aire Estates.
10.82	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Bon Aire Utility.
10.83	Agreement to Purchase Promissory Note dated October 31, 2006, with Danny Acosta.
10.84	Letter Agreement dated November 15, 2005, with Oberon Securities, LLC.
10.85	Letter Agreement dated June 15, 2006, with Oberon Securities, LLC.
10.86	Second Amendment to Agreement and Plan of Merger (to acquire WS Telecom, Inc.), dated June 28, 2006.
10.87	General Contract for Services dated January 1, 2005, by and between the Company and Swiftnet Limited
10.88	Service Agreement dated December 6, 2005, by and between the Company and Elite Financial Communications Group, LLC
10.89	Agreement for Market Making in Securities dated July 31, 2006, by and between the Company and Excellence Nessuah Stock Exchange Services Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: July 31, 2006	By:	/s/ Guy Nissenson
President and Chief Executive Officer